UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 27, 2005

(Date of earliest event reported)

CARDIMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22419	94-3177883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

47266 Benicia Street, Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(510) 354-0300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information set forth under Item 2.03 of this current report on Form 8-K is hereby incorporated by reference into this Item 1.01.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information set forth under Item 2.03 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.01.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On of May 27, 2005, Cardima, Inc. (the “Company”) entered into a $1.5 million secured Loan Agreement (the “Loan Agreement”) with Agility Capital, LLC (the “Lender”), pursuant to which the Lender funded $300,000 of the loan at closing (net of $30,000 in fees and Lender’s expenses) and, at the discretion of the Lender, may fund the remainder in $200,000, $500,000 and $500,000 installments. The additional loan installments are subject to the satisfaction of certain milestones and conditions (including, among others, the Lender’s determination in its discretion that there has been no material adverse change in the Company’s business, prospects or financial or other condition), which are largely outside of the Company’s control and are subject to considerable uncertainty.

To secure the Company’s obligations under the Loan Agreement, the Company granted a security interest in substantially all of its assets in favor of the Lender, including a security interest in the Company’s intellectual property, under the terms and conditions of an Intellectual Property Security Agreement dated as of the date of the Loan Agreement.

Pursuant to the terms of the Loan Agreement, all amounts outstanding thereunder, including interest and fees as described below, will become due and payable on the earlier of (i) public secondary offering of the Company’s securities, a private equity financing or sale of assets of the Company, (ii) August 15, 2005, (iii) an Event of Default (as defined below) or (iv) the occurrence of an event which triggers the obligation of the Company to pay Lender an Exit Fee (as defined below) or Success Fee (as defined below). Interest on any amounts due under the Loan Agreement accrues at a 12% annual rate.

Under the terms of the Loan Agreement, the Lender may declare all amounts outstanding and the interest accrued thereon immediately due and payable upon the occurrence of any of the following events of default (each, an “Event of Default”): (i) the Company’s failure to pay principal and interest or other amounts outstanding when due, (ii) the Company’s failure to comply with any provision of the Loan Agreement (subject to a ten day cure period), (iii) the Company’s material breach of any of the representations and warranties made in the Loan Agreement, (iv) a default under any agreement to which the Company is a party or by which it is bound that results in the right by another party to accelerate the maturity of any indebtedness, or that could have a material adverse effect on the Company’s business, prospects, operations, results of operations, assets, liabilities or financial or other condition, the material impairment of the Company’s ability to perform its obligations to the Lender or of the Lender’s ability to enforce its rights or to realize upon the Collateral, or the value of the collateral (a “Material Adverse Effect”), (v) the Company’s insolvency or liquidation or a bankruptcy event, (vi) if any portion of the Company’s assets is attached, seized or levied upon, or the entry of money judgment or similar process in excess of $50,000 if not stayed within ten days, (vii) any action is taken to suspend the Company’s securities by the Securities Exchange Commission or any other state or federal agency or authority or (ix) the occurrence of a Material Adverse Effect.

Pursuant to the Loan Agreement, the Company shall pay the Lender a fee (the “Exit Fee”) equal to the greater of (i) $450,000, (ii) two percent of the consideration paid to the Company or its shareholders in lieu of an equity financing, including but not limited to a merger or acquisition of a majority of the stock or assets of the Company or (iii) the amount the Lender would have been entitled to under the Loan Agreement as a Success Fee (as described below) if any of the following occurs: (a) the sale, lease, license, exchange or similar transaction involving all or substantially all of the assets of Company, (b) the closing of a recapitalization, reorganization, merger, consolidation or other transaction or transactions of the Company, (c) any action to liquidate, dissolve and/or wind

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down the business of Company, (d) the sale of any division or business unit of Company in one or more transactions in which the consideration received is at least $500,000 (e) the incurrence of any debt (subject to certain exceptions) or the issuance of any equity or other securities of the Company in one or more transactions in which Company receives gross proceeds in excess of $500,000, (f) an Event of Default under the Loan Agreement or (g) any action to suspend trading with respect to Company’s securities by the Securities Exchange Commission or other governmental agency or authority.

Under the terms of the Loan Agreement, the Company shall pay the Lender a fee (a “Success Fee”) upon the earliest to occur of the following: (i) the sale, lease, licensing, exchange or other disposition of all or substantially all of the assets of Company, (ii) the closing of a recapitalization, reorganization, merger, consolidation or other similar transaction, (iii) the sale of any division or business unit of the Company in which the consideration received is at least $3,000,000, (iv) the incurrence by Company of any debt in one or more transactions in which Company receives gross proceeds in excess of $3,000,000 and (v) August 15, 2006. If the aggregate loans under the Loan Agreement are up to and including $500,000, the Success Fee shall be $400,000. If the aggregate loans are greater than $500,000 but do not exceed $1,000,000, the Success Fee shall be $600,000. If the aggregate loans exceed $1,000,000, the Success Fee shall be $750,000.

In no event shall Lender be entitled to receive both an Exit Fee and a Success Fee.

Pursuant to the terms of the Loan Agreement, without Lender’s prior written consent, the Company shall not: (i) permit or suffer an acquisition of all or substantially all of Company’s assets other than an acquisition, the terms of which provide for immediate payment of all amounts outstanding under the Loan Agreement; (ii) acquire any assets outside the ordinary course of business; (iii) sell, lease, license or transfer any of the Company’s assets except for sales in the ordinary course of business (in which case Lender retains its security interest in the proceeds of such disposition); (iv) pay or declare any dividends on Company’s stock; (v) redeem, purchase or otherwise acquire, any of Company’s stock (subject to limited exceptions); (vi) make any investments in, or loans or advances to, any person, including without limitation any investments in, or downstreaming of funds to, any subsidiary or affiliate of Company; (vii) create any new indebtedness or liens (subject to limited exceptions) or (viii) make any deposits or investments into any investment or depository accounts unless they are subject to an account control agreement acceptable to Lender.

ITEM 7.01 REGULATION FD DISCLOSURE.

The information set forth under Item 2.03 of this current report on Form 8-K is hereby incorporated by reference into this Item 7.01.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIMA, INC.

Date: June 2, 2005	By:	/s/ Barry D. Michaels
Barry D. Michaels
Interim Chief Financial Officer and Secretary

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